Exhibit 99.12

Exhibit 99.12

SPECIAL MEETING OF STOCKHOLDERS OF

PAETEC CORP.

, 2007

Please date, sign and mail your proxy card in the envelope provided as soon as possible.

Please detach along perforated line and mail in the envelope provided.

The Board of Directors unanimously recommends a vote “FOR” Proposal 1.

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE

FOR AGAINST ABSTAIN

1. Adoption of the Agreement and Plan of Merger, dated as of August 11, 2006, as amended, among PAETEC Corp., US LEC Corp., PAETEC Holding Corp., WC Acquisition Sub P Corp. and WC Acquisition Sub U Corp., and approval of the merger of WC Acquisition Sub P Corp. with and into PAETEC Corp.

The shares represented by this Proxy will be voted “FOR” Proposal 1 if no instruction to the contrary is indicated or if no instruction is given.

Copies of the Notice of Meeting and of the Joint Proxy Statement/Prospectus have been received by the undersigned.

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.

Signature of Stockholder

Date:

Signature of Stockholder

Date:

Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give the full title as such. If the signer is a corporation, please sign the full corporate name by a duly authorized officer, giving the full title as such. If the signer is a partnership, please sign in partnership name by an authorized person.

PAETEC CORP.

PROXY FOR SPECIAL MEETING OF STOCKHOLDERS TO BE HELD ON [ ], 2007

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The stockholder signing on the reverse side of this proxy card hereby appoints Arunas A. Chesonis and Keith M. Wilson, and each of them, proxies, each with full power of substitution, and hereby authorizes them, to represent and to vote all of the shares of Class A common stock, par value

$0.01, of PAETEC Corp. that such stockholder has the power to vote, with all powers that such stockholder would possess if personally present at the Special Meeting of Stockholders to be held at [location], [address], on [ ], 2007, at [time] a.m., Eastern Standard Time, and at any adjournments or postponements thereof, as indicated on the reverse side hereof and, in the discretion of such proxies, upon any other business that may properly come before the meeting or any adjournments or postponements thereof, all as set forth in the accompanying Notice and Joint

Proxy Statement/Prospectus.

The shares represented by this Proxy will be voted as specified, or if no choice is specified,

“FOR” Proposal 1, and, as said proxies deem advisable, on such other business as may properly be brought before the meeting or any adjournments or postponements thereof.

(Continued and to be signed on the reverse side.)

14475

SPECIAL MEETING OF STOCKHOLDERS OF

PAETEC CORP.

, 2007

PROXY VOTING INSTRUCTIONS

MAIL—Date, sign and mail your proxy card in the envelope provided as soon as possible.

- OR -

TELEPHONE—Call toll-free 1-800-PROXIES

(1-800-776-9437) from any touch-tone telephone and follow the instructions. Have your proxy card available when you call.

- OR -

INTERNET—Access “www.voteproxy.com” and follow the on-screen instructions. Have your proxy card available when you access the web page.

COMPANY NUMBER

ACCOUNT NUMBER

You may enter your voting instructions at 1-800-PROXIES or www.voteproxy.com up until 11:59 PM Eastern Time the day before the cut-off or meeting date.

Please detach along perforated line and mail in the envelope provided IF you are not voting via telephone or the Internet.

The Board of Directors unanimously recommends a vote “FOR” Proposal 1.

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE

FOR AGAINST ABSTAIN

1. Adoption of the Agreement and Plan of Merger, dated as of August 11, 2006, as amended, among PAETEC Corp., US LEC Corp., PAETEC Holding Corp., WC Acquisition Sub P Corp. and WC Acquisition Sub U Corp., and approval of the merger of WC Acquisition Sub P Corp. with and into PAETEC Corp.

The shares represented by this Proxy will be voted “FOR” Proposal 1 if no instruction to the contrary is indicated or if no instruction is given.

Copies of the Notice of Meeting and of the Joint Proxy Statement/Prospectus have been received by the undersigned.

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.

Signature of Stockholder

Date:

Signature of Stockholder

Date:

Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give the full title as such. If the signer is a corporation, please sign the full corporate name by a duly authorized officer, giving the full title as such. If the signer is a partnership, please sign in partnership name by an authorized person.